Exhibit (c)

                              Certified Resolution
                         of the Board of Trustees of the
                       Iowa Public Agency Investment Trust

         The undersigned, the duly elected Secretary of the Iowa Public Agency Investment Trust (the "Trust"), does hereby certify that the following narrative and resolution set forth in the minutes of the Trust was duly adopted by the Board of Trustees of the Trust on July 12, 200, that said narrative and resolutions were further ratified and approved at the meeting of the Board of Trustees held on October 27, 2004 and that such resolutions has not been amended or rescinded and are in full force and effect as of the date hereof.

         A.       BOARD GOVERNANCE ISSUES

                  1.       Implementation of Section 14.4 of the Trust Agreement

John Miles and Beth Grob explained that under IPAIT's Trust Agreement any provisions inconsistent with federal law could be ignored and the provisions could be made consistent with Federal law by action of the Board of Trustees without a need for Participant approval. That being the case, Legal Counsel recommended that Section 14.4 of the Trust Agreement be invoked to remove all ambiguity regarding the election of Trustees and Participant voting making all provisions expressly consistent with the Investment Company Act of 1940. Legal Counsel then reviewed the information behind Tab 3 and presented resolutions, which if adopted by the Board, would invoke Section 14.4 of the Trust Agreement.

After detailed discussion, and on motion duly made by Vavroch, seconded by Kiefer, the following resolutions were adopted on a 5-1 vote, with Smith voting against adoption:

         WHEREAS, the Board has determined, after review and discussion, that it is in the best interests of IPAIT to apply Section 14.4 of the Trust Agreement with respect to the Conflicting Provisions in the Trust Agreement and thereby make such Conflicting Provisions null and void and to subject IPAIT to the requirements of the Investment Company Act ("IC Act").

         BE IT RESOLVED, that pursuant to Section 14.4 of the Trust Agreement, the Conflicting Provisions shall be deemed never to have constituted part of the Trust Agreement as they may relate to matters controlled by the federal law of the United States, including specifically the IC Act and the regulations promulgated thereunder; provided, that the exclusion of the Conflicting Provisions from the Trust Agreement shall not affect or impair any of the remaining provisions of the Trust Agreement or render invalid or improper any action taken or omitted (including, but not limited to, the election of Trustees) prior to such determination;

         BE IT FURTHER RESOLVED, that for purposes of voting and quorum requirements in the election of Trustees and on other matters required by the IC Act to be voted on by the Participants, the provisions of the Trust Agreement that exclude the Conflicting Provisions shall be interpreted to comply with the 1940 Act Voting and Quorum Requirements as set

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         forth on Exhibit A attached hereto and incorporated by this reference herein; and

         BE IT FURTHER RESOLVED, that this Resolution shall remain in effect only for so long as IPAIT remains registered with the Securities and Exchange Commission as an investment company under the 1940 Act.


Executed this 29th day of October, 2004.

                                                  /S/ ROBERT HAUG

                                                  Robert Haug, Secretary

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                                   Exhibit A

                                    TRUSTEES

     Section 1.   NUMBERS, ELECTION AND TENURE.

     The number of Trustees shall be nine, but may be such other number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, or by resolution approved at a duly constituted meeting of Participants, provided, however, that the number of Trustees shall in no event be less than three nor more than nine as determined, from time to time, by the Trustees. Each Trustee shall serve three year terms during the lifetime of the Trust until he or she (a) dies, (b) resigns, (c) has reached the mandatory retirement age, if any, as set by the Trustees, (d) is declared incompetent by a court of appropriate jurisdiction, e) is removed, f) no longer is qualified to be a Trustee, or g)until the next meeting of Participants called for the purpose of electing Trustees at which his or her successor is elected. The Trustees shall be divided, to the extent practical into three groups with the term of each group expiring in the same year to effectuate a staggered board with one third of the Board subject to reappointment or election as the case may be each year. The terms shall expire at the Annual meeting of the Trustees occurring within 120 days of the end of the Trust's fiscal year. In the event that less than the majority of the Trustees holding office have been elected by the Participants, the Trustees then in office shall call a Participants' meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Participants may elect Trustees at any meeting of Participants called by the Trustees for that purpose. Any Trustee may be removed
(a) with or without cause at any meeting of Participants by a vote of two-thirds of the outstanding Units of the Trust, or (b) with or without cause at any time by written instrument signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective.

     Section 2.   EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE.

     The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of the Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees.

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                             VOTING BY PARTICIAPNTS

Section 1.   VOTING POWERS, NOTICE, AND RECORD DATES.

     (a) The Participants shall have power to vote with respect to:

          (i) the election or removal of Trustees

          (ii) such additional matters relating to the Trust as may be required by applicable law, the Trust Agreement, the By-Laws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency), or as the Trustees may consider necessary or desirable.

     (b) Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

     (c) Notwithstanding any other provision of the Trust Agreement, on any matters submitted to a vote of the Participants, all Units of the Trust then entitled to vote shall be voted in aggregate, except:

          (i) when required by the 1940 Act, Units shall be voted by individual Series;

          (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only the Participants of such Series shall be entitled to vote thereon; and

          (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more classes of Units of any series, if such classes have been established, then only the Participants of such Class or Classes shall be entitled to vote thereon.

     (d) There shall be no cumulative voting in the election of Trustees.

     (e) Units may be voted in person or by proxy. A proxy may be given in writing or may instead, be given by an electronic or telecommunications device or in any other manner reasonably designed to permit a Participant to appoint and instruct a proxy to vote their Units .

     (f) Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Participants of one or more Series or Classes thereof or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Units may be voted only by written proxy or in person at a meeting.

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Section 2.   QUORUM AND REQUIRED VOTE.

     Except when a larger quorum is required by applicable law, by the ByLaws or by this Declaration of Trust, a majority of the Units entitled to vote shall constitute a quorum at a Participants' meeting. When any one or more Series (or Classes) is to vote as a single Class separate from any other Units, a majority of the Units of each such Series (or Class) entitled to vote shall constitute a quorum at a Participants' meeting of that Series (or Class). Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law, when a quorum is present at any meeting, a majority of the Units voted shall decide any questions and a plurality of the Units voted shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Units of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned.

Section 3.   RECORD DATES.

     For the purpose of determining the Participants of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Participants of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).


                            MEETINGS OF PARTICIPANTS

Section 1. PLACE OF MEETINGS. Meetings of Participants shall be held at any place designated by the Trustees. In the absence of any such designation, Participants' meetings shall be held at the principal executive office of the Trust.

Section 2. CALL OF MEETINGS. There shall be no annual Participants' meetings except as required by law. Special meetings of the Participants of the Trust or of any Series or Class may be called at any time by the Trustees or by the President or the Secretary for the purpose of taking action upon any matter requiring the vote or authority of the Participants of the Trust or of any Series or Class as herein provided or provided in the Declaration of Trust or upon any other matter as to which such vote or authority is deemed by the Trustees to be necessary or desirable. Meetings of the Participants of the Trust or of any Series or Class may be called for any purpose deemed necessary or desirable upon the written request of the Participants holding at least ten percent (10%) of the outstanding Units of the Trust entitled to vote at such

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meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Participants requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Participants. If the Secretary fails for more than thirty
(30) days to call a special meeting, the Trustees or the Participants requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. If the meeting is a meeting of Participants of any Series or Class, but not a meeting of all Participants of the Trust, then only a special meeting of Participants of such Series or Class need be called and, in such case, only Participants of such Series or Class shall be entitled to notice of and to vote at such meeting.

Section 3. NOTICE OF MEETINGS OF PARTICIPANTS. All notices of meetings of Participants shall be sent or otherwise given to Participants not less than ten
(10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

Section 4. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of Participants shall be (i) given either by hand delivery, first-class mail, telegraphic or other written or electronic communication, charges prepaid, and
(ii) addressed to the Participant at the address of that Participant appearing on the books of the Trust or its transfer agent or given by the Participant to the Trust for the purpose of notice. If no such address appears on the Trust's books or is not given to the Trust, notice shall be deemed to have been given if sent to that Participant by first-class mail or telegraphic or other written or electronic communication to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication.

     If any notice addressed to a Participant at the address of that Participant appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Participant at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Participant, upon written demand of the Participant, at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any meeting of Participants shall be filed and maintained in the minute book of the Trust.

Section 5. ADJOURNED MEETING; NOTICE. Any meeting of Participants, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Units represented at that meeting, either in person or by proxy. When any meeting of Participants is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the

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adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Trustees shall set a new record date. Notice of any such adjourned meeting shall be given to each Participant of record entitled to vote at the adjourned meeting. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

Section 6. VOTING. The Participants entitled to vote at any meeting of Participants shall be determined in accordance with these provisions. The Participants' vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Participant before the voting has begun. On any matter other than election of Trustees, any Participant may vote part of the Units in favor of the proposal and refrain from voting the remaining Units or vote them against the proposal, but if the Participant fails to specify the number of Units which the Participant is voting affirmatively, it will be conclusively presumed that the Participant's approving vote is with respect to all of the Units that such Participant is entitled to vote on such proposal.

Section 7. WAIVER OF NOTICE; CONSENT OF ABSENT PARTICIPANTS. The transaction of business and any actions taken at a meeting of Participants, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice provided a quorum is present either in person or by proxy at the meeting of Participants and if either before or after the meeting, each Participant entitled to vote who was not present in person or by proxy at the meeting of the Participants signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Participants.

     Attendance by a Participant at a meeting of Participants shall also constitute a waiver of notice of that meeting, except if the Participant objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Participants is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Participants if that objection is xpressly made at the beginning of the meeting.

Section 8. PARTICIPANT ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Participants may be taken without a meeting and without prior notice if a consent in writing setting forth the action to be taken is signed by the holders of outstanding Units having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Units entitled to vote on that action were present and voted provided, however, that the Participants receive any necessary Information Statement or other necessary documentation in conformity with the requirements of the Securities Exchange Act of 1934 or the rules or regulations thereunder. Any such written consent may be executed and given by facsimile or other electronic means. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Any Participant giving a written consent or the Participant's proxy holders or a transferee of the Units or a personal representative of the Participant or their respective proxy holders may revoke the Participant's written consent by a writing received by the Secretary of the Trust before written consents of the number of Units required to authorize the proposed action have been filed with the Secretary.

     If the consents of all Participants entitled to vote have not been solicited in writing and if the unanimous written consent of all such Participants shall not have been received, the Secretary shall give prompt notice of the action approved by the Participants without a meeting.

Section 9. RECORD DATE FOR PARTICIPANT NOTICE, VOTING AND GIVING CONSENTS.

     (a) For purposes of determining the Participants entitled to vote or act at any meeting or adjournment or postponement thereof, the Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting. Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting. If the Trustees do not so fix a record date or close the register or transfer books of the affected Series or Classes, the record date for determining Participants entitled to notice of or to vote at a meeting of Participants shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     (b) The record date for determining Participants entitled to give consent to action in writing without a meeting, (a) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or
(b) when prior action of the Trustees has been taken, shall be (i) such date as determined for that purpose by the Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Trustees and shall not be more than twenty (20) days after the date of such resolution, or
(ii) if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution relating to that action.

     (c) Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes. Only Participants of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Units on the books of the Trust after such record date.


Section 10. PROXIES. Subject to the provisions of the Declaration of Trust, Participants entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) a written instrument authorizing such a proxy to act is executed by the Participant or his or her duly authorized attorney-in-fact and dated not more than eleven

(11)months before the meeting, unless the instrument specifically provides for a longer period, or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Participant if the Participant's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Participant or the Participant's attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless
(i)revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or
(d)revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Units held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. A proxy purporting to be executed by or on behalf of a Participant shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the Participant to vote at any adjournment or postponement of a Participants meeting. At every meeting of Participants, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the Chairman of the meeting.

Section 11. INSPECTORS OF ELECTION. Before any meeting of Participants, the Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment or postponement. If no inspectors of election are so appointed, the Chairman of the meeting may appoint inspectors of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may appoint a person to fill the vacancy.

     These inspectors shall:

     (a) Determine the number of Units outstanding and the voting power of each, the Units represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

     (b) Receive votes, ballots or consents;


     (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

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     (d) Count and tabulate all votes or consents;

     (e) Determine when the polls shall close;

     (f) Determine the result; and

     (g) Do any other acts that may be proper to conduct the election or vote with fairness to all Participants.